UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2006

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2006 Cohu, Inc.’s wholly owned subsidiary, Delta Design, Inc. ("Delta") entered into a letter of assignment agreement effective January 1, 2006 (the "Agreement") with James G. McFarlane, Senior Vice President.

Under the Agreement, Mr. McFarlane will serve as President, Delta Design Philippines LLC and be paid a base salary of $200,000 per year. Mr. McFarlane is also being provided a monthly stipend for housing and other incidental expenses. Mr. McFarlane’s Agreement is for a thirteen (13) month term, commencing on the effective date of the Agreement.

The foregoing is a summary description of the terms of the Agreement and by its nature is incomplete. It is qualified in its entirety by the text of the Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1
Letter of Assignment Agreement by and between Delta Design, Inc. and James G. McFarlane

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 22, 2006	By:	John H. Allen

Name: John H. Allen
Title: VP Finance & CFO

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Exhibit Index

Exhibit No.	Description

10.1	Letter of Assignment Agreement by and between Delta Design, Inc. and James G. McFarlane